UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 15, 2020

J. C. PENNEY COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024-3698
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 431-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered*
Common Stock of 50 cents par value	JCP	New York Stock Exchange
Preferred Stock Purchase Rights	JCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	On May 16, 2020, J. C. Penney Company, Inc. was notified by the staff of NYSE Regulation, Inc. that it had determined to commence proceedings to delist the common stock of J. C. Penney Company, Inc. from the New York Stock Exchange.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 in this Current Report on Form 8-K under the captions “Restructuring Support Agreement” and “Debtor-in-Possession Commitment Letter” is hereby incorporated by reference in this Item 1.01.

Item 1.03.	Bankruptcy or Receivership.

Voluntary Petition for Reorganization

On May 15, 2020 (the “Petition Date”), J. C. Penney Company, Inc. (“J. C. Penney” or the “Company”) and certain of its subsidiaries (together with J. C. Penney, the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Bankruptcy Court has granted a motion seeking joint administration of the Chapter 11 Cases under the caption In re: J. C. Penney Company, Inc., et al., Case No. 20-20182 (DRJ).

The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. To ensure their ability to continue operating in the ordinary course of business, the Debtors have filed with the Bankruptcy Court motions seeking, and the Bankruptcy Court has entered, a variety of “first day” relief, including authority to access cash collateral, pay employee wages and benefits, honor customer programs and pay vendors and suppliers in the ordinary course for all goods and services provided after the Petition Date.

On May 16, 2020, the Bankruptcy Court entered the Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock, Docket No. 104 (the “Order”). The Order is designed to assist the Debtors in preserving certain of their tax attributes by establishing, among other things, the procedures (including notice requirements) that certain stockholders and potential stockholders must comply with regarding transfers of, or declarations of worthlessness with respect to, J. C. Penney’s common stock, as well as certain obligations with respect to notifying the Debtors with respect to current stock ownership (the “Procedures”). The terms and conditions of the Procedures were immediately effective and enforceable upon entry of the Order by the Bankruptcy Court. Any actions in violation of the Procedures (including the notice requirements) are null and void ab initio, and (a) the person or entity making such a transfer will be required to take remedial actions specified by the Debtors to appropriately reflect that such transfer of J. C. Penney’s common stock is null and void ab initio and (b) the person or entity making such a declaration of worthlessness with respect to J. C. Penney’s common stock will be required to file an amended tax return revoking such declaration and any related deduction to reflect that such declaration is void ab initio. The foregoing description of the Order is not complete and is qualified in its entirety by reference to the Order, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is hereby incorporated by reference in this Item 1.03.

Restructuring Support Agreement

On May 15, 2020, J. C. Penney and its subsidiaries (together with J. C. Penney, the “Company Parties”) entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, the “RSA”) with members of an ad hoc group of lenders and noteholders (the “Consenting Stakeholders”) under (i) the Amended and Restated Credit and Guaranty Agreement, dated as of June 23, 2016 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among, inter alios, J. C. Penney Corporation, Inc. (“JCP”), as borrower, certain of the Company Parties, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto from time to time, and (ii) JCP’s 5.875% Senior Secured Notes due 2023 (the “First Lien Notes”). In the aggregate, the Consenting Stakeholders hold approximately 70 percent of the Debtor’s first lien debt. Capitalized terms used but not otherwise defined in this “Restructuring Support Agreement” section of this Current Report on Form 8-K have the meanings given to them in the RSA.

The RSA contemplates a restructuring process that will establish both a financially sustainable operating company (“New JCP”) and a real estate investment trust (the “REIT”). The contemplated restructuring process includes (i) the commencement by the Debtors of voluntary cases under chapter 11 of the Bankruptcy Code, (ii) certain of the Consenting Stakeholders and/or their affiliates providing, on a committed basis, the debtor-in-possession financing on the terms set forth therein (which is described below under “Debtor-in-Possession Commitment Letter”), (iii) the formation and implementation of the REIT, (iv) the implementation of exit financing for both New JCP and the REIT, (v) the issuance of New JCP common stock, and (vi) the issuance of equity interests in the REIT, each on the terms set forth in the RSA.

The RSA contains various milestones, including the following: (a) no later than 18 days after the Petition Date, the Bankruptcy Court shall have entered the DIP Order, (b) no later than June 15, 2020, the Debtors will have delivered a Lease Optimization Plan and an Owned Real Estate Optimization Plan, each in form and substance acceptable to the Required Consenting First Lien Lenders, to the Consenting First Lien Lenders, (c) no later than July 8, 2020, the Company Parties shall have delivered a Business Plan (consistent with the acceptable Business Plan Parameters) to the Consenting First Lien Lenders and DIP Lenders, and no later than July 14, 2020, the Company Parties and the Required Consenting First Lien Lenders shall have agreed on an acceptable Business Plan, (d) no later than 130 days after the Petition Date, the Bankruptcy Court shall have entered an order approving the Disclosure Statement or acceptable bidding procedures, (e) no later than 160 days after the Petition Date, the Bankruptcy Court shall have either entered the Confirmation Order or approved an acceptable sale or sales, and (f) no later than November 15, 2020, the Plan Effective Date shall have occurred.

The RSA also provides that the RSA may be terminated by the Required Consenting First Lien Lenders or the Company Parties (or by an individual Consenting First Lien Lender as to itself only) upon the occurrence of certain events set forth therein. In particular, the Company Parties may terminate the RSA in the event the board of directors, board of managers or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the transactions described therein would be inconsistent with the exercise of its fiduciary duties or applicable law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal.

Although the Company Parties intend to pursue the restructuring contemplated by the RSA, there can be no assurance that the Company Parties will be successful in completing a restructuring or any other similar transaction on the terms set forth in the RSA or at all.

The foregoing description of the RSA is not complete and is qualified in its entirety by reference to the RSA, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference in this Item 1.03.

Debtor-in-Possession Commitment Letter

On May 15, 2020, prior to commencement of the Chapter 11 Cases, JCP entered into a commitment letter (together with all exhibits and schedules thereto, the “Commitment Letter”) with certain of the Consenting Stakeholders and/or their affiliates (the “Commitment Parties”), pursuant to which, and subject to the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court (which has not been obtained at this time), the Commitment Parties committed to provide a non-amortizing senior secured priming multi-draw delayed draw debtor-in-possession term loan facility (the “DIP Facility”) with a maximum funded principal amount equal to $450 million in new money loans and a roll-up of $450 million of term loans issued under the Term Loan Credit Agreement to be funded in multiple borrowings as follows: (i) $225 million made not later than one business day following the entry of the DIP Order (as defined in the Commitment Letter), and (ii) the remainder made available following the entry of the DIP Order on July 15, 2020, subject to satisfaction of certain conditions precedent.

The DIP Facility is expected to include conditions precedent, representations and warranties, affirmative and negative covenants and events of default customary for financings of this type and size. The proceeds of all or a portion of the proposed DIP Facility may be used by the Debtors (as defined in the Commitment Letter) to (i) pay certain costs, fees and expenses related to the Chapter 11 Cases, (ii) make payments in respect of certain “adequate protection” obligations, and (iii) fund working capital needs and expenditures of the Company Parties, in all cases subject to the terms of the credit agreement governing the DIP Facility (the “DIP Credit Agreement”) and applicable orders of the Bankruptcy Court. The Debtors intend to use cash on hand and cash from the results of operations to fund the working capital needs of the business prior to the entry of the DIP Order.

The foregoing description of the proposed DIP Facility and the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is hereby incorporated by reference in this Item 1.03, and to the DIP Credit Agreement, as may be approved by the Bankruptcy Court.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated obligations under the following debt instruments and agreements (the “Debt Instruments”):

•	Indenture, dated as of June 23, 2016, by and between JCP, the guarantors party thereto and Wilmington Trust, National Association, as trustee, which governs the First Lien Notes;

•	Indenture, dated as of March 12, 2018, by and between JCP, the guarantors party thereto and Wilmington Trust, National Association, as trustee, which governs JCP’s 8.625% second lien notes due 2025;

•	Guarantee and Collateral Agreement, dated as of June 20, 2014, as amended and restated as of June 20, 2017 (as amended, supplemented or otherwise modified from time to time), among J. C. Penney, JCP, as the parent borrower, J. C. Penney Purchasing Corporation, certain other subsidiaries of J. C. Penney, Wells Fargo Bank, National Association, as administrative agent, and the other lenders from time to time party thereto, which governs JCP’s asset-based revolving credit facility; and

•	The Term Loan Credit Agreement.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2020, J. C. Penney was notified by the staff of NYSE Regulation, Inc. (“NYSE Regulation”) that it had determined to commence proceedings to delist the common stock of J. C. Penney from the New York Stock Exchange (“NYSE”). NYSE Regulation reached its decision that J. C. Penney is no longer suitable for listing pursuant to NYSE Listed Company Manual Section 802.01D after J. C. Penney’s disclosure on May 15, 2020 that it has commenced voluntary cases under chapter 11 of the Bankruptcy Code. J. C. Penney does not intend to appeal the determination and, therefore, it is expected that its common stock will be delisted, which would not affect its operations or business and does not change its reporting requirements under the rules of the Securities and Exchange Commission (the “SEC”).

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.03 of this Current Report on Form 8-K regarding the Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock, Docket No. 104, is hereby incorporated by reference in this Item 3.03.

Item 7.01.	Regulation FD Disclosure.

Press Release

In connection with the filing of the Chapter 11 Cases, J. C. Penney issued a press release on May 15, 2020, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Cleansing Material

Prior to the filing of the Chapter 11 Cases, J. C. Penney entered into confidentiality agreements (collectively, the “NDAs”) with the Consenting Stakeholders and certain other creditors. Pursuant to the NDAs, the Company agreed to publicly disclose certain information (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Material is attached to this Current Report on Form 8-K as Exhibit 99.2. The Cleansing Material was prepared by J. C. Penney solely to facilitate a discussion with the parties to the NDAs and was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to J. C. Penney. The Cleansing Material should not be regarded as an indication that the Company Parties or any third party consider the Cleansing Material to be a reliable prediction of future events, and the Cleansing Material should not be relied upon as such. The Cleansing Material includes certain values for illustrative purposes only and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections of the Company Parties or any third party and should not be relied upon as such. Neither the Company Parties nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Material or undertakes any obligation to publicly update the Cleansing Material to reflect circumstances existing after the date when the Cleansing Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Material are shown to be in error.

The information disclosed in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Debtors’ claim agent, Prime Clerk, at http://www.cases.primeclerk.com/JCPenney.

Item 8.01.	Other Events.

Annual Meeting

The Company previously disclosed that it intended to hold its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) on May 22, 2020. In consideration of the Chapter 11 Cases, the Company has determined to postpone the 2020 Annual Meeting, with a new date for such meeting to be set at a later date, as required.

Cautionary Note Regarding the Company Parties’ Securities

The Company Parties caution that trading in their securities, including J. C. Penney’s common stock, during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company Parties’ securities may bear little or no relationship to the actual recovery, if any, by holders of the Company Parties’ securities in the Chapter 11 Cases. In particular, J. C. Penney expects that its equity holders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Cautionary Statement Regarding Forward-Looking Information

The Company has included statements in this Current Report on Form 8-K that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect” and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding sales, cost of goods sold, selling, general and administrative expenses, earnings, cash flows and liquidity. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases, including with respect to any proposed debtor-in-possession financing; the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; conditions to which any debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside the Company’s control; general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels; changes in store traffic trends; the cost of goods; more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell the Company merchandise on a timely basis or at all; trade restrictions; the ability to monetize non-core assets on acceptable terms; the ability to implement the Company’s strategic plan, including its omnichannel initiatives; customer acceptance of the Company’s strategies; the Company’s ability to attract, motivate and retain key executives and other associates; the impact of cost reduction initiatives; the Company’s ability to generate or maintain liquidity; implementation of new systems and platforms; changes in tariff, freight and shipping rates; changes in the cost of fuel and other energy and transportation costs; disruptions and congestion at ports through which the Company imports goods; increases in wage and benefit costs; competition and retail industry consolidations; interest rate fluctuations; dollar and other currency valuations; the impact of weather conditions; risks associated with war, an act of terrorism or pandemic; the ability of the federal government to fund and conduct its operations; a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information; legal and regulatory proceedings; the Company’s ability to access the debt or equity markets on favorable terms or at all; risks arising from the suspension of trading of the Company’s common stock on, or delisting from, the NYSE; and the impact of natural disasters, public health crises or other catastrophic events on the Company’s financial results, in particular as the Company manages its business through the COVID-19 pandemic and the resulting restrictions and uncertainties in the general economic and business environment. Please refer to the Company’s Annual Report on

Form 10-K for the year ended February 2, 2020, and quarterly reports on Form 10-Q filed subsequently thereto, for a further discussion of risks and uncertainties. There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to it and speaks only as of the date on which such statement is made. The Company does not undertake to update these forward-looking statements as of any future date.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit 4.1	Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock

	Exhibit 10.1*	Restructuring Support Agreement

	Exhibit 10.2*	Debtor-in-Possession Commitment Letter

	Exhibit 99.1	J. C. Penney Company, Inc. News Release issued May 15, 2020

	Exhibit 99.2	Cleansing Material

	Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*	Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Bill Wafford
Bill Wafford Executive Vice President, Chief Financial Officer

Date: May 18, 2020